Exhibit 4.1

     The Corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests may be made to the Corporation’s Secretary at the principal office of the Corporation.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT	-	as tenants by the entireties		(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship and		under Uniform Gifts to Minors
		not as tenants in common		Act
(State)
Additional abbreviations may also be used though not in the above list.
     For value received,                                                              hereby sell, assign a nd transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares

of the Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney,

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated

X

(SIGNATURE)
NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER	→
X

(SIGNATURE)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR-INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. 17Ad -15

SIGNATURE(S) GUARANTEED BY: